As filed with the Securities and Exchange Commission on September 30, 1996.

                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             SystemSoft Corporation
             (Exact name of registrant as specified in its charter)

           Delaware                                          04-3121799
  (State or other jurisdiction of                         (I.R.S. Employer
   incorporation or organization)                         Identification No.)




                                 2 Vision Drive
                          Natick, Massachusetts 01760
                                 (508) 651-0088
              (Address of Principal Executive Offices) (Zip Code)
                         _____________________________

                            1994 Omnibus Stock Plan
                       1994 Employee Stock Purchase Plan
                           (Full title of the plans)
                         _____________________________

                                David P. Sommers
              Vice President, Finance and Chief Financial Officer
                             SystemSoft Corporation
                                 2 Vision Drive
                          Natick, Massachusetts 01760
                                 (508) 651-0088
           (Name and address including zip code and telephone number, including area code, of agent for service)

                         _____________________________

                                   Copies to:

                             Mark J. Macenka, Esq.
                        TESTA, HURWITZ & THIBEAULT, LLP
                       High Street Tower, 125 High Street
                          Boston, Massachusetts 02110
                                 (617) 248-7000


================================================================================

                        CALCULATION OF REGISTRATION FEE


                                                 Proposed            Proposed
                                                 maximum             maximum
Title of securities          Amount to be        offering           aggregate            Amount of
 to be registered           registered/1/    price per share      offering price      registration fee
 -------------------        -------------    ---------------      ---------------      ---------------
1994 Omnibus                 1,656,238         $9.1285/2/          $15,118,896.50         $5,213.41
Stock Plan
(Common Stock,
par value $.01 per             843,762          $33.00/3/          $27,844,146.00         $9,601.43
share)

1994 Employee
Stock Purchase                 500,000          $33.00/3/          $16,500,000.00         $5,689.66
Plan
(Common Stock,
par value $.01 per
share)

TOTAL                     3,000,000/4/                                                   $20,504.50




(1) The information contained in this Registration Statement on Form S-8 has been adjusted to give effect to a two-for-one stock split in the form of a stock dividend of the Company's Common Stock paid on July 17, 1996 to the stockholders of record on July 3, 1996 (the "Stock Split").

(2) All of such shares are issuable upon the exercise of outstanding options, all of which have fixed exercise prices. Pursuant to Rule 457(h)(1) of Regulation C under the Securities Act of 1933, as amended (the "Securities Act"), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised. The offering price per share set forth for such shares is the weighted average exercise price per share at which such options are exercisable.

(3) Pursuant to Rule 457(h)(1) of Regulation C of the Securities Act, the price of $ 33.00 per share, is the average of the high and low prices of the Common Stock as reported on The Nasdaq National Market on September 23, 1996 and is set forth solely for purposes of calculating the filing fee for those shares without a fixed exercise price.

(4) Pursuant to Rule 416, the increase in the number of shares registered with respect to the 1994 Omnibus Stock Plan and 1994 Employee Stock Purchase Plan as a result of the Stock Split are deemed to be covered by the Registrant's Registration Statement of Form S-8 filed November 2, 1994 (File No. 33-85968) and Registration Statement of Form S-8 filed December 26, 1995 (File No. 33-80843). Accordingly, no additional fee is required.

     This Registration Statement registers additional securities of the same class as other securities for which the Registration Statement No. 33-85968 on Form S-8 as filed with the Securities and Exchange Commission on November 2, 1994, relating to SystemSoft Corporation's 1994 Omnibus Stock Plan and 1994 Employee Stock Purchase Plan and the Registration Statement No. 33-80843 on Form S-8 as filed with the Securities and Exchange Commission on December 26, 1995, relating to SystemSoft Corporation's 1994 Omnibus Stock Plan are effective. Pursuant to General Instruction E to Form S-8, the contents of the above-listed Registration Statements are hereby incorporated by reference.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.  Exhibits.
         --------



              Exhibit No.            Description of Exhibit
              -----------            ----------------------

                4.1 Second Restated Certificate of Incorporation of SystemSoft Corporation (filed as Exhibit
                                 3.1 to the Registrant's Form 10-Q filed
                                 September 16, 1996 and incorporated herein by reference).


                4.2 Certificate of Amendment of Second Restated Certificate of Incorporation of SystemSoft Corporation (filed as Exhibit 3.2 to the Registrant's Form 10-Q filed September 16, 1996 and incorporated herein by reference).


                5.1              Opinion of Testa, Hurwitz & Thibeault, LLP


               23.1 Consent of Testa, Hurwitz & Thibeault, LLP (contained in its opinion as Exhibit 5.1)


               23.2              Consent of Coopers & Lybrand L.L.P.


               24.1 Power of Attorney (contained on page 5 of this Registration Statement on Form S-8).

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Natick, the Commonwealth of Massachusetts, on this 30th day of September, 1996.

                                    SYSTEMSOFT CORPORATION

                                    By: /s/Robert F. Angelo
                                        ---------------------------------------
                                          Robert F. Angelo
                                          Chairman of the Board of Directors,
                                          President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Robert F. Angelo and David P. Sommers and each of them, with full power to act without the other, his true and lawful attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                          TITLE                        DATE
- ---------                          ------                       -----

/s/ Robert F. Angelo          Chairman of the Board of      September 30, 1996
- --------------------------    Directors, President and
Robert F. Angelo              Chief Executive Officer
                              (Principal Executive
                              Officer)


/s/ David P. Sommers          Vice President, Finance and   September 30, 1996
- --------------------------    Chief Financial Officer
David P. Sommers              (Principal Financial and
                              Accounting Officer)



/s/ Robert N. Goldman         Director                       September 30, 1996
- -------------------------
Robert N. Goldman




/s/ W. Frank King, Ph.D.      Director                      September 30, 1996
- --------------------------
W. Frank King, Ph.D.



/s/ David J. McNeff           Director                      September 30, 1996
- --------------------------
David J. McNeff

                               INDEX TO EXHIBITS
                                                                Sequentially
   Exhibit              Description of Exhibit                  Numbered Page
   -------              ----------------------                  --------------

     4.1             Second Restated Certificate of
                     Incorporation of SystemSoft Corporation
                     (filed as Exhibit 3.1 to the Registrant's
                     Form 10-Q filed September 16, 1996 and
                     incorporated herein by reference).

     4.2 Certificate of Amendment of Second Restated Certificate of Incorporation of SystemSoft Corporation (filed as Exhibit 3.2 to the Registrant's Form 10-Q filed September 16, 1996 and incorporated herein by reference).

     5.1             Opinion of Testa, Hurwitz & Thibeault, LLP


    23.1             Consent of Testa, Hurwitz & Thibeault, LLP
                     (contained in its opinion as Exhibit 5.1)

    23.2             Consent of Coopers & Lybrand L.L.P.

    24.1             Power of Attorney                            (contained on
                                                                  page 5 of this
                                                                  Registration
                                                                  Statement on
                                                                  Form S-8)